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EXHIBIT 10.55

                                    AGREEMENT

         THIS AGREEMENT, dated as of September___, 2002 is by and between New Visual Corporation, a Utah corporation ("NEW VISUAL"), and Starburst Innovations LLC, a _____ limited liability company ("STARBURST").

                                   WITNESSETH:

         WHEREAS, New Visual is party to a certain Settlement Agreement and Mutual Release (the "SETTLEMENT AGREEMENT") by and among New Visual, Allan L. Blevins ("BLEVINS") and Michael Shepperd ("SHEPPERD"), pursuant to which New Visual agreed to purchase 250,000 shares of common stock of New Visual held by Blevins (the "BLEVINS SHARES") and 250,000 shares of common stock of New Visual held by Shepperd (the "SHEPPERD SHARES," and collectively with the Blevins Shares, the "SETTLEMENT SHARES") in four equal installment purchases to occur on or before August 1, 2002, September 15, 2002, November 1, 2002 and December 15, 2002 (collectively, the "PURCHASE DATES"), for the aggregate sum of $375,000 for all 500,000 Settlement Shares; and

         WHEREAS, prior to the date hereof Starburst and New Visual agreed that Starburst would purchase an aggregate of 390,667 of the Settlement Shares from Blevins and Shepperd, and Starburst deposited with New Visual $293,000 to be paid to Blevins and Shepperd on the Purchase Dates for such shares;

         WHEREAS, payments totaling $187,500 were made to Blevins and Shepperd on the August 1 and September 15 Purchase Dates for an aggregate of 250,000 Settlement Shares; and

         WHEREAS, (I) Starburst wishes New Visual to transfer the remaining $105,500 on deposit to Blevins and Shepperd on the subsequent Purchase Dates purchase an additional 140,667 Settlement Shares; (II) New Visual wishes to grant Starburst the option to purchase the 109,333 Settlement Shares that will then remain to be purchased; and (III) New Visual wishes to issue to Starburst an additional 300,000 shares of the common stock of New Visual (the "STARBURST SHARES") in consideration of Starburst's agreement to purchase all or part of the Settlement Shares in lieu of New Visual.

         NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. APPLICATION OF FUNDS ON DEPOSIT. On November 1, 2002 New Visual will transfer to each of Blevins and Shepperd on Starburst's behalf $46,875 (for an aggregate of $93,750) out of the $105,500 remaining of funds previously deposited by Starburst with New Visual. On December 15, 2002 New Visual will transfer to each of Blevins and Shepperd on Starburst's behalf $ 5,875 (for an aggregate of $11,750) which will equal the balance of the original funds deposited by Starburst with New Visual. In accordance with Starburst's acquisition of certain of New Visual's rights under the Settlement Agreement, the parties acknowledge that such funds will purchase for Starburst an additional 140,667 of the Settlement Shares from Blevins and Shepperd.


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         SECTION 2. OPTION TO PURCHASE REMAINDER OF SETTLEMENT SHARES. New
Visual hereby grants Starburst the option to purchase all or any part of the 109,333 Settlement Shares that will remain to be purchased by New Visual on December 15, 2002, pursuant to the Settlement Agreement. If Starburst elects to exercise this option it will do so by depositing with New Visual, prior to December 15, 2002, an additional sum representing the aggregate purchase price for the Settlement Shares it desires to purchase from Blevins and Shepperd (the "ADDITIONAL SHARES"). In the event such a deposit is made, on December 15, 2002, New Visual will transfer to each of Blevins and Shepperd on Starburst's behalf, the funds deposited with New Visual, and Starburst will thereby purchase the Additional Shares from Blevins and Shepperd.

         SECTION 3. GRANT OF SHARES TO STARBURST. New Visual hereby grants Starburst 300,000 shares of restricted common stock of New Visual. Starburst acknowledges that the stock certificates representing such Starburst Shares will be appropriately legended to restrict transfer.

         SECTION 4. WAIVER OF BREACH. The actual or apparent waiver by either party to this Agreement of a breach of any provision of this Agreement will not operate or be construed as an actual or constructive waiver of that breach or any subsequent breach by any party. Waivers are not effective unless in writing and signed by the party granting the waiver.

         SECTION 5. MULTIPLE COUNTERPARTS. This Agreement may be executed in counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement. In making proof of this Agreement, it will not be necessary to produce or account for more than one counterpart of this Agreement. Furthermore, a photocopy of any counterpart will be valid and have the same effect as an original.

         SECTION 6. SEVERABILITY AND SAVINGS CLAUSE. If any one or more of the provisions or subjects contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the validity and enforceability of any other provisions or subjects of this Agreement, and it is the intention of the parties that there shall be substituted for such invalid, illegal or unenforceable provision a provision as similar to such provision as may be possible and yet be valid, legal and enforceable.

         SECTION 7. SUCCESSORS; SURVIVAL; AFFILIATES. This Agreement and the rights and obligations under this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except to any successor, neither this Agreement nor any rights or benefits under this Agreement may be assigned by either party to this Agreement, without the prior written consent of the other party.

         SECTION 8. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements or instruments, either oral or in writing, between the parties with respect to the matters set forth herein and contains all of the covenants and agreements between the parties with respect to such matters. This Agreement can only be changed by the parties in writing, executed by the party against whom enforcement of any modifications may be sought.

         SECTION 9. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the State of California without regard to conflict of law provisions.


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         SECTION 10. NOTICES. Any notice under this Agreement will be in writing and will be deemed to have been duly given when delivered personally or three
(3) days after such notice is deposited in the United States mail, registered, postage prepaid, and addressed, to New Visual at the address given for it on the signature pages hereto and to Starburst at the address given for it on the signature pages hereto.



                           [SIGNATURE PAGE TO FOLLOW]







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         The parties hereto have executed the Agreement as of the date first mentioned above.

                                                   NEW VISUAL CORPORATION


                                                   By: /s/ Thomas J. Cooper
                                                       Name: Thomas J. Cooper
                                                       Title: Pres & CEO

                                                   Address: 5920 Friars Road
                                                            Suite 104
                                                            San Diego, CA  92108


                                                   STARBURST INNOVATIONS LLC

                                                   By: /s/ Jens Henriksen
                                                       Name: Jens Henriksen
                                                       Title: Managing Director

                                                   Address: 48 Par-le-Ville Road
                                                   Suite 1207, Hamilton, Bermuda
                                                   HM 11




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